Exhibit 99.2

 2Q 2017 Earnings Conference CallJuly 27, 2017  NYSE: CW

 Safe Harbor Statement  Please note that the information provided in this presentation is accurate as of the date of the original presentation. The presentation will remain posted on this website from one to twelve months following the initial presentation, but content will not be updated to reflect new information that may become available after the original presentation posting. The presentation contains forward-looking statements including, among other things, management's estimates of future performance, revenue and earnings, our management's growth objectives and our management's ability to produce consistent operating improvements. These forward-looking statements are based on expectations as of the time the statements were made only, and are subject to a number of risks and uncertainties which could cause us to fail to achieve our then-current financial projections and other expectations. This presentation also includes certain non-GAAP financial measures with reconciliations being made available in the earnings release that is posted to our website and furnished with the SEC. We undertake no duty to update this information. More information about potential factors that could affect our business and financial results is included in our filings with the Securities and Exchange Commission, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, including, among other sections, under the captions, "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which is on file with the SEC and available at the SEC's website at www.sec.gov.

2017 Second Quarter Performance and Business Outlook

2Q'17 Highlights

- **Diluted EPS of $1.13, ahead of expectations, reflecting:**
  - Higher sales and profitability in all three segments
- **Net Sales up 7% overall (5% organic)**
  - Strong power generation sales and improved industrial demand
  - Benefit of TTC acquisition ($13M)
- **Operating Income up 22%; Operating Margin up 190 bps to 14.7%**
  - Benefits of operational and margin improvement initiatives
  - Despite 50 bps of dilution from acquisitions (TTC purchase accounting costs)
- **Solid Free Cash Flow (FCF) of $73M, FCF conversion 144%**

FY 2017 Guidance Highlights

- **Increasing FY Operating Margin guidance to 14.7% - 14.8%**
  - Driven by improved industrial sales demand
  - TTC to be modestly accretive (lower amortization, benefit of synergies)
- **Raising full-year diluted EPS guidance to $4.45 - $4.55**

Note:
Any references to organic growth exclude the effects of foreign currency translation, acquisitions and divestitures, unless otherwise noted.

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CURTISS-WRIGHT

Second Quarter 2017 End Market Sales

	2Q'17 Change	% of Total Sales
Aero Defense	15%	16%
Ground Defense	(12%)	3%
Naval Defense	(4%)	18%
Total Defense Including Other Defense	**4%**	**37%**
Commercial Aero	(1%)	18%
Power Generation	20%	20%
General Industrial	6%	25%
Total Commercial	**8%**	**63%**
Total Curtiss-Wright	**7%**	**100%**

Key Drivers

Defense Markets (4% sales growth, (1%) organic)

- **Aerospace Defense**: Higher flight test (TTC acquisition) and embedded computing sales on UAVs and ISR programs
- **Ground Defense**: Higher int'l turret drive stabilization systems sales more than offset by lower domestic sales
- **Naval Defense**: Higher aircraft carrier revenues, more than offset by lower Virginia-class submarine revenues

Commercial Markets (8% sales growth, 9% organic)

- **Commercial Aerospace**: Lower actuation systems sales on widebody platforms
- **Power Generation**: Higher AP1000 program and nuclear aftermarket revenues
- **General Industrial**: Improved demand for industrial vehicle products (truck, ag and construction markets)

Notes:
Percentages in chart relate to Second Quarter 2017 sales compared with the prior year.
All figures presented on a continuing operations basis.
Any references to organic growth exclude the effects of foreign currency translation, acquisitions and divestitures, unless otherwise noted.

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CURTISS-WRIGHT

 Second Quarter 2017 Operating Income / Margin Drivers  Notes: All figures presented on a continuing operations basis. Amounts may not add down due to rounding. Any references to organic growth exclude the effects of foreign currency translation, acquisitions and divestitures, unless otherwise noted.  ($ in millions)  2Q’17  2Q’16  Change vs. 2016  Commercial / IndustrialMargin   $43.7 15.0%  $39.0 13.4%   12% 160 bps  DefenseMargin   $21.2 16.8%  $18.6 16.3%   14% 50 bps  PowerMargin  $24.9 16.6%  $16.1 12.5%   54% 410 bps  Total SegmentsOperating Income  $89.8  $73.7   22%  Corp & Other   ($6.5)   ($5.6)  (16%)  Total CW Op IncomeMargin  $83.3 14.7%  $68.1 12.8%  22%190 bps  15.2%  2Q’17 Margin ex. TTC acquisition dilution:19.8%

 2017E End Market Sales Growth Outlook(1)(Guidance as of July 26, 2017) Updated (in blue)    FY2017E(Prior)  FY2017E (Current)  % of Total Sales  Aero Defense   23 - 25%  No change  17%  Ground Defense   Flat  No change   4%  Naval Defense   (1 - 3%)  No change  18%  Total DefenseIncluding Other Defense   7 - 9%  No change  39%  Commercial Aero   Flat  No change  18%  Power Generation   3 - 5%  No change  19%  General Industrial    (1 - 3%)  2 - 4%  24%  Total Commercial   0 - 2%  1 - 3%  61%  Total Curtiss-Wright   3 - 5%  4 - 6%  100%  Full-year 2017 guidance includes the acquisition of TTC, which adds $65 million in sales, primarily to the aerospace defense market and to a lesser extent to the commercial aerospace market.

 ($ in millions, except EPS)  FY2017E(Prior)  FY2017E(Current)  Change vs 2016  Commercial / Industrial  $1,100 - 1,120  $1,120 - 1,140   0 - 2%  Defense  $540 - 550  No change   16 - 18%  Power   $525 - 535  No change   0 - 2%  Total Sales   $2,165 - 2,205   $2,185 - 2,225   4 - 6%  Commercial / IndustrialMargin  $158 - 163 14.3% - 14.5%  $161 - 166 14.3% - 14.5%   3 - 6% +30 - 50 bps  DefenseMargin  $103 - 106 19.0% - 19.2%  $106 - 109 19.6% - 19.7%   8 - 10% (140 - 150 bps)  PowerMargin  $77 - 79 14.6% - 14.7%  $77 - 79 14.6% - 14.7%   0 - 3% +0 - 10 bps  Corporate and Other   ($21 - 23)   ($22 - 24)  -  Total Oper. IncomeCW Margin  $316 - 325 14.6% - 14.7%  $321 - 329 14.7% - 14.8%   4 - 7% +10 - 20 bps    2017E Financial Outlook(1) (Guidance as of July 26, 2017) Updated (in blue)   Full-year 2017 guidance includes the acquisition of TTC, which adds $65 million in sales to the Defense segment and is now expected to be slightly accretive to operating income, including purchase accounting costs.

2017E Financial Outlook[1] (Guidance as of July 26, 2017) Updated (in blue)

($ in millions, except EPS)	FY2017E (Prior)	FY2017E (Current)	Change vs 2016
Total Operating Income	**$316 - 325**	**$321 - 329**	**4 - 7%**
Pension/401K Expense	$17 - 18	No change	
Interest Expense	$40 - 41	$41 - 42	
Provision for Income Taxes[2]	($81 - 83)	($82 - 84)	
Effective Tax Rate[2]	29.1%	No change	
Diluted EPS[2]	**$4.40 - 4.50**	**$4.45 - 4.55**	**6 - 8%**
Diluted Shares Outstanding	44.9	No change	

(1) Full-year 2017 guidance includes the acquisition of TTC, which adds $65 million in sales to the Defense segment and is now expected to be slightly accretive to operating income and earnings per share, including purchase accounting costs.

(2) Reflects the 1Q'17 adoption of Accounting Standards Update (ASU) 2016-09 "Improvements to Employee Share-Based Payment Accounting", which resulted in a discrete tax benefit of $4.1 million. The adoption was on a prospective basis and therefore had no impact on prior years' results. This change resulted in a $0.10 increase to our EPS guidance as disclosed in our press release dated May 3, 2017.

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CURTISS-WRIGHT

 2017E Financial Outlook (Guidance as of July 26, 2017) Updated (in blue)  ($ in millions)  FY2017E(Prior)  FY2017E(Current)  Free Cash Flow (1)   $260 - 280   No change  Free Cash Flow Conversion(2)   132 - 139%   130 - 137%  Capital Expenditures   $45 - 55   No change  Depreciation & Amortization   $105 - 115   No change  Free Cash Flow is defined as cash flow from operations less capital expenditures. Free Cash Flow Conversion is calculated as free cash flow divided by net earnings from continuing operations.

Positioned to Deliver Solid 2017 Results

- Expect solid sales growth in commercial and defense markets
  - Improving trends in general industrial markets
- Continued organic operating margin expansion, up ~50bps (excluding TTC)
  - Led by operational and margin improvement initiatives
  - Mitigating impact of TTC acquisition dilution (purchase accounting)
  - Goal to remain in Top Quartile of our peer group for key financial metrics
- Solid growth in diluted EPS, up 6 - 8%
- Free cash flow remains solid, driven by efficient working capital management
- Committed to a balanced capital allocation strategy

Note:
Any references to organic growth exclude the effects of foreign currency translation, acquisitions and divestitures, unless otherwise noted.

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Appendix

 Non-GAAP Reconciliation  Organic Revenue and Organic Operating Income               The Corporation discloses organic revenue and organic operating income because the Corporation believes it provides investors with insight as to the Company’s ongoing business performance.  Organic revenue and organic operating income are defined as revenue and operating income excluding the impact of foreign currency fluctuations and contributions from acquisitions made during the last twelve months.  Note: Amounts may not add due to rounding

 2017 End Market Sales Waterfall (Guidance as of July 26, 2017)  Note: Percentages in chart relate to Full-Year 2017 sales  Guidance:Defense Markets up 7-9%Comm’l Markets up 1-3%  Sensors and Controls:Sensors, controls and industrial automation equipment  Industrial Vehicles:“Own the Cab” strategy40% On-highway, 35% Off-Highway,25% Medical  Industrial Valves:65% O&G, 35% Chem/Petro; 75% MRO, 25% projects  Non-Nuclear:Surface Technologies services (peening, coatings); Fossil power gen equipment